Exhibit 32.01

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officers of UFP Technologies, Inc., a Delaware corporation (the “Company”), do hereby certify, to the best of such officers’ knowledge and belief, that:

(1)The Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2015, (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

August 18, 2016	/s/ R. Jeffrey Bailly
Date	R. Jeffrey Bailly Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer)

August 18, 2016	/s/ Ronald J. Lataille
Date	Ronald J. Lataille Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to UFP Technologies, Inc. and will be retained by UFP Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.